Exhibit No. 10.3

Liberty Capital Asset Management Inc.
2470 St Rose Parkway, Suite 314
Henderson, Nevada 89074

Gentlemen:

I herewith tender my resignation as Director of Liberty Capital Asset Management, Inc. to take affect as of the date this resignation document is executed by my hand herein and/or upon the acceptance by the Board of Directors and/or upon the Election of my Successor.  There are no disputes or disagreements with the Company in relation to my resignation.

Very truly yours,

Dated this 1st day of December, 2009.
By: /s/Justin W. Yorke
Justin W. Yorke